UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Holding Company Reorganization

On April 15, 2014, Federal-Mogul Corporation (“FMC”) completed a corporate reorganization (the “Holding Company Reorganization”) pursuant to which FMC became a direct, wholly-owned subsidiary of a new public holding company, Federal-Mogul Holdings Corporation (the “Holding Company”). The Holding Company Reorganization was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations. In accordance with Section 251(g) of the DGCL, Federal-Mogul MergerCo Inc., a Delaware corporation (“Merger Sub”) and an indirect, wholly-owned subsidiary of the Holding Company, merged with and into FMC, with FMC surviving the merger as an indirect, wholly-owned subsidiary of the Holding Company (the “Merger”). The Merger was completed pursuant to the terms of an Agreement and Plan of Merger among FMC, the Holding Company, Merger Sub and Federal-Mogul Holding Sweden AB, dated April 14, 2014 (the “Merger Agreement”).

Effective as of 12:01 a.m EDT on April 15, 2014, existing shares of common stock, warrants and stock appreciation rights (“SARs”) of FMC were automatically converted into identical shares of common stock, warrants and SARs of the Holding Company, as applicable, on a one-for-one basis, and FMC’s existing stockholders and other equity holders became stockholders and equity holders, as applicable, of the Holding Company in the same amounts and percentages as they were in FMC prior to the Holding Company Reorganization. This conversion of shares, warrants and SARs did not require any action by stockholders or other equity holders of FMC.

In connection with the Holding Company Reorganization, the Holding Company assumed FMC’s Warrant Agreement, the Federal-Mogul Corporation 2010 Stock Incentive Plan (the “Plan”) and the Stock Appreciation Rights Agreements in effect as of the effective time of the Merger.

The executive officers and board of directors of the Holding Company are the same as those of FMC in effect immediately prior to the Holding Company Reorganization. Further, immediately after the consummation of the Merger, the Holding Company had, on a consolidated basis, the same assets, businesses and operations as FMC immediately prior to the consummation of the Merger.

Upon consummation of the Merger, the Holding Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Holding Company is the successor issuer to FMC.

The foregoing description of the Merger Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

Amendment to Credit Agreement

On April 15, 2014, the Holding Company, as the new borrower, entered into an amendment (the “Amendment”) of the Term Loan and Revolving Credit Agreement, dated as of December 27, 2007 (as amended, the “Credit Agreement”), among FMC, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Wachovia Capital Finance Corporation and Wells Fargo Foothill, LLC, as Co-Documentation Agents, with respect to a new Tranche B term loan facility (the “New Tranche B Facility”) and a new Tranche C term loan facility (the “New Tranche C Facility,” and together with the New Tranche B Facility, the “New Facilities”). The Amendment, among other things, (i) provides for aggregate commitments under the New Tranche B Facility of $700 million with a maturity date of April 15, 2018, (ii) provides for aggregate commitments under the New Tranche C Facility of $1.9 billion with a maturity date of April 15, 2021, (iii) increases the interest rates applicable to the New Facilities as described below, (iv) provides that in the event that as of a particular determination date more than $700 million aggregate principal amount of existing term loans and certain related refinancing indebtedness will become due within 91 days of such determination date, the revolving credit facility under the Credit Agreement will mature on such determination date, (v) provides for additional incremental indebtedness, secured on a pari passu basis, of an unlimited amount of additional indebtedness if the Holding Company meets a financial covenant incurrence test; and (vi) amends certain other financial and restrictive covenants to provide the Holding Company with additional operating flexibility. Pursuant to the Amendment, the Holding Company assumed all of the obligations of FMC with respect to the existing revolving credit facility under the Credit Agreement.

Advances under the New Tranche B Facility generally bear interest at a variable rate per annum equal to (i) the Alternate Base Rate plus a margin of 2.00% or (ii) the Adjusted LIBOR Rate plus a margin of 3.00%, subject, in each case, to a minimum rate of 1.00%

plus the applicable margin. Advances under the New Tranche C Facility generally bear interest at a variable rate per annum equal to (i) the Alternate Base Rate plus a margin of 2.75% or (ii) the Adjusted LIBOR Rate plus a margin of 3.75%, subject, in each case, to a minimum rate of 1.00% plus the applicable margin.

Immediately following the closing of the transactions contemplated by the Amendment, the Holding Company contributed all of the net proceeds from the New Facilities to FMC, and FMC repaid its existing outstanding indebtedness as a borrower under the Tranche B and Tranche C term loan facilities.

The descriptions of the Amendment and the New Facilities set forth above are qualified in their entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 relating to the Amendment is incorporated by reference into this Item 2.03.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above relating to the Plan and the SARs is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the date hereof, the Holding Company adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) that are identical to the certificate of incorporation and bylaws of FMC immediately prior to the Holding Company Reorganization, except for certain differences that are permissible under Section 251(g)(4) of the DGCL. The Holding Company has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of FMC’s capital stock immediately prior to the Holding Company Reorganization.

The Certificate and the Bylaws of the Holding Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Section 8 – Other Events

Item 8.01 – Other Events.

In connection with the Holding Company Reorganization, on April 15, 2014, the common stock of the Holding Company commenced trading on the NASDAQ Global Select Market under the symbol “FDML” under which the common stock of FMC was previously listed and traded. As a result of the Holding Company Reorganization, the common stock of FMC is no longer publicly traded. Stockholders will not need to exchange their stock certificates as a result of the Holding Company Reorganization, and the common stock and warrants of the Holding Company will have the same CUSIP number as the common stock and warrants of FMC prior to the Holding Company Reorganization.

A copy of the press releases announcing the Holding Company Reorganization and the Amendment are attached hereto as Exhibits 99.1 and 99.2.

In connection with the Holding Company Reorganization, the Board of Directors has established a new record date and annual meeting date. The Holding Company will hold its 2014 annual meeting of stockholders at the Company’s Corporate Headquarters at 26555 Northwestern Highway, Southfield, Michigan 48033, on July 9, 2014, at 10:00 a.m. Eastern Time. The record date for determination of stockholders entitled to notice of, and to vote at, the 2014 annual meeting of stockholders is May 13, 2014.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated April 14, 2014, by and among Federal-Mogul Corporation, Federal-Mogul Holdings Corporation, Federal-Mogul MergerCo Inc. and Federal-Mogul Holding Sweden AB

3.1	Certificate of Incorporation of Federal-Mogul Holdings Corporation

3.2	Bylaws of Federal-Mogul Holdings Corporation

10.1	Amendment, dated April 15, 2014, to Term Loan and Revolving Credit Agreement, dated as of December 27, 2007, among Federal-Mogul Corporation, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Wachovia Capital Finance Corporation and Wells Fargo Foothill, LLC, as Co-Documentation Agents, with attached Term Loan and Revolving Credit Agreement being a composite conformed copy

99.1	Press Release, issued April 15, 2014, announcing the Holding Company Reorganization

99.2	Press Release, issued April 15, 2014, announcing the Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal-Mogul Holdings Corporation (Registrant)

Date: April 16, 2014	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated April 14, 2014, by and among Federal-Mogul Corporation, Federal-Mogul Holdings Corporation, Federal-Mogul MergerCo Inc. and Federal-Mogul Holding Sweden AB

3.1	Certificate of Incorporation of Federal-Mogul Holdings Corporation

3.2	Bylaws of Federal-Mogul Holdings Corporation

10.1	Amendment, dated April 15, 2014, to Term Loan and Revolving Credit Agreement, dated as of December 27, 2007, among Federal-Mogul Corporation, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Wachovia Capital Finance Corporation and Wells Fargo Foothill, LLC, as Co-Documentation Agents, with attached Term Loan and Revolving Credit Agreement being a composite conformed copy

99.1	Press Release, issued April 15, 2014, announcing the Holding Company Reorganization

99.2	Press Release, issued April 15, 2014, announcing the Amendment